Exhibit 99.1

TREMOR VIDEO REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Year to date revenue growth tops 30%

•                  Total revenue grew 17% year-over-year to $35.3 million

•                  In-stream revenue grew 19% year-over-year to $34.4 million

•                  Net loss of ($2.2) million; Non-GAAP Adjusted EBITDA of $0.1 million

•                  Net loss per share of ($0.05); Non-GAAP Adjusted EBITDA per share of $0.00

New York, NY —November 7, 2013 — Tremor Video, Inc. (NYSE: TRMR), a leading provider of technology-driven video advertising solutions, today announced financial results for the third quarter of 2013.

“During the third quarter, Tremor Video announced VideoHub Connect, a premium programmatic solution that will allow advertisers to optimize on brand performance as well as price and reach,” said Bill Day, President & CEO of Tremor Video. “Brand advertisers need brand safe environments in order to follow their customers as they migrate viewing across screens. We are excited to offer the first platform that will allow advertisers to optimize video on brand performance to help accelerate the shift from TV to online video.”

Q3 2013 Financial Summary

Revenue: For the third quarter of 2013, total revenue was $35.3 million, a 17% increase over the same period one year ago. In-stream revenue was $34.4 million, a 19% year-over-year increase.

Gross Margin: For the third quarter of 2013, gross margin was 40.3% compared to 44.6% for the same period one year ago.

Net Loss:  For the third quarter of 2013, net loss was ($2.2) million compared to a net loss of ($1.7) million for the same period one year ago.

Adjusted EBITDA: For the third quarter of 2013, Adjusted EBITDA, a non-GAAP financial measure, was $0.1 million compared to Adjusted EBITDA of $0.7 million for the same period one year ago.

EPS:  For the third quarter of 2013, basic and diluted net loss per share was ($0.05). Non-GAAP basic and diluted Adjusted EBITDA per share was $0.00 and $0.00, respectively. Basic and diluted net loss per share is based on 49.1 million weighted average shares of common stock outstanding as of September 30, 2013. Non-GAAP basic and diluted Adjusted EBITDA per share is based on 49.1 million and 53.2 million weighted average shares of common stock outstanding as of September 30, 2013, respectively.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying tables entitled “Reconciliation of Non-GAAP Financial Information” and “Reconciliation of Non-GAAP Financial Information-Per Share.”

Business & Financial Highlights

As a percentage of total revenue, revenue attributable to performance-based pricing for the three months ended September 30, 2013 and 2012 was 26% and 27%, respectively.

As a percentage of total revenue, mobile revenue for the three months ended September 30, 2013 and 2012 was 9% and 7%, respectively.

Guidance

Based on information available as of November 7, 2013, the company expects the following:

Q4 2013:  Fourth quarter revenue is expected to be in the range of $29.5 million to $30.5 million and Adjusted EBITDA is expected to be in the range of ($2.6) million to ($2.1) million.

Full Year 2013:  Full year 2013 revenue is expected to be in the range of $125 million to $126 million and Adjusted EBITDA is expected to be in the range of ($3.2) million to ($2.7) million.

Q3 2013 Financial Results Conference Call: Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its third quarter 2013 financial results with the investment community. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (888) 427-9411 or internationally at (719) 457-2627, using passcode 2395212. Until November 22, 2013, a domestic replay will be available at (877) 870-5176 or internationally at (858) 384-5517, using passcode 2395212, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video

Tremor Video, Inc. is a leading provider of technology-driven video advertising solutions enabling brand advertisers to engage consumers across multiple internet-connected devices including computers, smartphones, tablets and connected TVs. Our clients include some of the largest brand advertisers and agencies in the world. These relationships have helped us create a robust online video ecosystem that includes close to 500 premium websites and mobile applications, nearly 200 of which partner with us on an exclusive basis. Our proprietary technology, VideoHub, analyzes in-stream video content, detects viewer and system attributes, and leverages our large repository of stored data to optimize video ad campaigns for brand-centric metrics. Through our VideoHub for Advertisers (VHA) enterprise solution, VideoHub also provides advertisers and agencies with advanced analytics and measurement tools enabling them to understand why, when and where viewers engage with their video ads.

Tremor Video is based in New York and has offices in Atlanta, Boston, Chicago, Dallas, Detroit, Los Angeles, and San Francisco, with international offices in London, Singapore, and Toronto. For more information, visit tremorvideo.com and find Tremor Video on Twitter, Facebook and LinkedIn.

“Safe harbor” Statement:

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including fourth quarter 2013 and year-end financial guidance, and Tremor Video’s ability to leverage its platform, including its premium programmatic solution to accelerate the shift in advertising spend from TV to online video.

Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the Securities and Exchange Commission on August 14, 2013, and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Adjusted EBITDA and basic and diluted Adjusted EBITDA per share which are non-GAAP financial measures. We define Adjusted EBITDA as net loss plus (minus): net interest expense and other (income) expense, income tax expense, depreciation and amortization expense and non-cash stock-based compensation expense.  We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Denise Garcia

ICR, Inc.

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Melinda McLaughlin
Chief Marketing Officer

212-584-0346
mmclaughlin@tremorvideo.com

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$96,258	$32,533
Restricted cash, short-term	—	21
Accounts receivable, net	39,413	36,011
Prepaid expenses and other current assets	1,801	953
Total current assets	137,472	69,518

Long-term assets:
Restricted cash, long-term	600	1,200
Property and equipment, net	2,833	1,995
Intangible assets, net	21,728	25,385
Goodwill	29,719	29,719
Deferred tax assets, long-term	1,695	1,695
Other long-term assets	198	211
Total long-term assets	56,773	60,205
Total assets	$194,245	$129,723

Liabilities, mandatorily redeemable securities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$30,092	$21,075
Deferred rent and security deposits payable	746	627
Deferred revenue	194	210
Deferred tax liabilities, short-term	1,695	1,695
Amounts outstanding under credit facility and accrued interest expenses	—	6,019
Total current liabilities	32,727	29,626
Warrants for purchase of mandatorily redeemable convertible preferred stock	—	1,103
Total liabilities	32,727	30,729

Commitments and contingent liabilities
Mandatorily redeemable convertible preferred stock	—	162,466

Stockholders’ equity (deficit):
Common stock	5	1
Additional paid-in capital	266,362	17,752
Accumulated other comprehensive income	245	345
Accumulated deficit	(105,094)	(81,570)
Total stockholders’ equity (deficit)	161,518	(63,472)
Total liabilities, mandatorily redeemable securities and stockholders’ equity (deficit)	$194,245	$129,723

Tremor Video, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2013	2012

Revenue	$35,267	$30,174
Cost of revenue	21,057	16,704
Gross profit	14,210	13,470

Operating expenses:
Technology and development (1)	2,833	2,215
Sales and marketing (1)	9,477	8,869
General and administrative (1)	2,681	2,461
Depreciation and amortization	1,581	1,510
Total operating expenses	16,572	15,055

Loss from operations	(2,362)	(1,585)

Interest (expense) and other income:
Interest expense	(14)	(57)
Other income	153	37
Total interest (expense) and other income, net	139	(20)

Loss before income taxes	(2,223)	(1,605)
Income tax expense	(20)	(70)
Net loss	(2,243)	(1,675)
Series F preferred stock deemed dividend	(15,849)	—
Net loss attributable to common stockholders	$(18,092)	$(1,675)

Net loss per share:
Basic and diluted	$(0.05)	$(0.22)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.37)	$(0.22)

Weighted average number of shares of common stock outstanding:
Basic and diluted	49,115,766	7,541,832

(1)          Stock-based compensation expense included above

	Three Months Ended
	September 30,
	2013	2012

Technology and development	$142	$106
Sales and marketing	317	247
General and administrative	459	375
Total stock-based compensation expense	$918	$728

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information

(in thousands)

	Three Months Ended
	September 30,
	2013	2012

Net loss	$(2,243)	$(1,675)
Adjustments:
Depreciation and amortization expense	1,581	1,510
Stock-based compensation expense	918	728
Interest expense and other (income), net	(139)	20
Income tax expense	20	70
Total net adjustments	2,380	2,328
Adjusted EBITDA	$137	$653

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information-Per Share

	Three Months Ended
	September 30,
	2013	2012

Net loss	$(0.05)	$(0.22)
Adjustments:
Depreciation and amortization expense	0.03	0.20
Stock-based compensation expense	0.02	0.10
Interest expense and other (income), net	—	—
Income tax expense	—	0.01
Total net adjustments	0.05	0.31
Adjusted EBITDA per share-basic	$—	$0.09

Weighted average number of shares of common stock outstanding-basic	49,115,766	7,541,832

Adjusted EBITDA per share-diluted	$—	$0.02

Weighted average number of shares of common stock outstanding-diluted	53,243,233	43,200,511

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities
Net loss attributable to common stockholders	$(23,524)	$(15,582)
Less: Series F preferred stock deemed dividend	15,849	—
Net loss	(7,675)	(15,582)
Adjustments required to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	919	849
Amortization of intangible assets	3,657	3,619
Bad debt (income) expense	(26)	46
Mark-to-market (income) expense	(313)	27
Stock-based compensation expense	2,419	2,219
Change in unrealized gain on short-term investments available for sale	—	7
Net changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(3,376)	641
Increase in prepaid expenses, other current assets and other long-term assets	(835)	(101)
Increase in accounts payable and accrued expenses	8,998	1,994
Increase in deferred rent and security deposits payable	119	139
(Decrease) increase in deferred revenue	(16)	356
Net cash provided by (used in) operating activities	3,871	(5,786)

Cash flows from investing activities
Purchase of property and equipment	(1,757)	(902)
Maturities of short-term investments	—	8,652
Change in restricted cash	621	36
Acquisition of InPlay	—	(1,800)
Acquisition of Transpera, Inc., net of cash acquired	—	15
Net cash (used in) provided by investing activities	(1,136)	6,001

Cash flows from financing activities
Net proceeds from common stock issuance	66,598	—
Repayment of amount outstanding under credit facility	(6,000)	—
Proceeds from the exercise of stock options	492	162
Net cash provided by financing activities	61,090	162

Net increase in cash and cash equivalents	63,825	377

Effect of exchange rate changes in cash and cash equivalents	(100)	(36)

Cash and cash equivalents at beginning of period	32,533	31,714
Cash and cash equivalents at end of period	$96,258	$32,055

Supplemental disclosure of cash flow activities
Cash paid for income taxes	$147	$108
Cash paid for interest	$127	$169

Supplemental disclosure of non-cash investing activities
Common stock issued in the acquisition of Transpera, Inc.	$—	$863

Supplemental disclosure of non-cash financing activities
Common stock issued in connection with the conversion of preferred stock	$162,657	$—
Common stock issued in connection with the Series F preferred stock deemed dividend	$15,849	$—
Reclassification of liability warrants to equity warrants	$790	$—